
                                                                  EXHIBIT 10.5.3


Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 1
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 1


                              AMENDED AND RESTATED
                         TRANSMISSION SERVICES AGREEMENT

            This AMENDED AND RESTATED TRANSMISSION SERVICES AGREEMENT
(hereinafter referred to as "AGREEMENT") is made as of June 29, 2001, between NIAGARA MOHAWK POWER CORPORATION (hereinafter referred to as "NIAGARA MOHAWK") and SITHE/INDEPENDENCE POWER PARTNERS, L.P. (hereinafter referred to as the "PRODUCER").

      WHEREAS, NIAGARA MOHAWK and PRODUCER have previously entered into the TRANSMISSION SERVICES AGREEMENT dated November 5, 1991, as amended on March 9,
1992 and May 11, 1994, which provides that NIAGARA MOHAWK will provide transmission services to deliver electric energy and capacity from the PRODUCTION FACILITY (as defined in Section 1.1) to Consolidated Edison Company of New York, Inc. at the Pleasant Valley Substation; and

      WHEREAS NIAGARA MOHAWK and PRODUCER desire to amend the TRANSMISSION
SERVICES AGREEMENT further in certain respects and to restate the AGREEMENT as set forth herein, in compliance with the Federal Energy Regulatory
Commission's (hereinafter referred to as "FERC") Order No. 614, 90 FERC
[Paragraph] 61,352 (2000); and

      WHEREAS, PRODUCER owns the PRODUCTION FACILITY (as defined in Section 1.1 below), which is interconnected with NIAGARA MOHAWK's bulk power transmission system at the POINT OF RECEIPT (as defined in Section 5.1.1 below); and



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Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on: June 29, 2001


Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 2
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 2


      WHEREAS, PRODUCER may deliver electric energy, capacity, ancillary or other services or any combination thereof under this AGREEMENT for sale to Consolidated Edison Company of New York, Inc. (hereinafter referred to as the
"PURCHASER") or to another entity (hereinafter referred to as "ADDITIONAL
BUYER"); and

      WHEREAS, NIAGARA MOHAWK is directly interconnected with the PURCHASER at the Pleasant Valley Substation (hereinafter referred to as the "POINT OF
DELIVERY"); and

      WHEREAS, the New York Independent System Operator (hereinafter referred to as the "NYISO") provides transmission services pursuant to its Open Access
Transmission Tariff (as amended, supplemented or modified and in effect from time to time, the "NYISO OATT"), and provides certain market and control area services pursuant to its Market Administration and Control Area Services Tariff
(as amended, supplemented or modified and in effect from time to time, the "NYISO SERVICES TARIFF"); and

      WHEREAS, the New York State electricity market has been restructured: (a) to give the NYISO operational control over certain transmission facilities owned by the Members of the Transmission Owners Committee of the Energy Association of New York State (hereinafter referred to as the "MEMBER SYSTEMS"); and (b) to establish the ISO ADMINISTERED MARKETS; as defined in the NYISO OATT; and

      WHEREAS, PRODUCER may, in PRODUCER's sole discretion, subject to the provisions of the NYISO OATT, the NYISO SERVICES TARIFF and this AGREEMENT, as applicable, sell electric energy, capacity, ancillary or other services, or any combination thereof,


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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 3
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 3



into the ISO ADMINISTERED MARKETS and/or may enter into any number of BILATERAL
TRANSACTIONS (as that term is defined in the NYISO SERVICES TARIFF) with PURCHASER, any ADDITIONAL BUYER, or any other entity; and

      WHEREAS, PRODUCER desires to receive, and NIAGARA desires to furnish, the transmission services provided in this AGREEMENT.

            NOW THEREFORE, in consideration of the mutual obligations and undertakings set forth herein, the parties to this AGREEMENT covenant and agree as follows;

1.    DESCRIPTION OF POWER PURCHASE AGREEMENT AND FACILITY FOR WHICH SERVICES
      WILL BE RENDERED

      1.1 PRODUCER owns, operates, and maintains a generation facility located in Oswego County, New York (hereinafter referred to as the "PRODUCTION
FACILITY"). The PRODUCTION FACILITY is capable of generating approximately
9,000,000 MWH of electric energy annually and has a nominal rated capacity of approximately 1060 MW (individually and together referred to as "ELECTRICITY").

      1.2 PRODUCER may, in its sole discretion, subject to the provisions of the NYISO OATT, the NYISO SERVICES TARIFF, and this AGREEMENT, as applicable, sell electric energy, capacity, ancillary or other services or any combination thereof to PURCHASER, any ADDITIONAL BUYER, any other entity or into the ISO
ADMINISTERED MARKETS.


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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 4
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 4



      1.3     For purposes of this AGREEMENT, the commercial operation date (the
"COMMERCIAL OPERATION DATE") will have the same definition as the term "Date of Commercial Operation" in the Energy Purchase Agreement between Producer and
Purchaser entered into on May 20, 1991 (hereinafter referred to as "Power
Purchase Agreement").

2.    REPRESENTATIONS AND WARRANTIES OF PRODUCER

      2.1 The Representations and Warranties of PRODUCER in Sections 2.2 and 2.3 are made as of November 1, 1991.

      2.2 PRODUCER is a limited partnership duly organized and validly existing under the laws of the State of Delaware. PRODUCER is qualified to do business under the laws of the state of New York, is in good standing under the laws of the State of New York, has the power and authority to own its properties, to carry on its business as now being conducted, and to enter into this AGREEMENT and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this AGREEMENT, and is duly authorized to execute and deliver this AGREEMENT and consummate the transactions contemplated herein.

      2.3 PRODUCER is not prohibited from entering into this AGREEMENT and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this AGREEMENT. The execution and delivery of this AGREEMENT, the consummation of the transactions contemplated herein and the fulfillment of and compliance with the provisions of this AGREEMENT will not conflict with or constitute a breach of or a



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Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 5
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 5


default under any of the terms, conditions or provisions of any law, rule or regulation, any order, judgment, writ, injunction, decree, determination, award or other instrument or legal requirement of any court or other agency of government, the partnership agreement of PRODUCER or any contractual limitation, corporate restriction or outstanding trust indenture, deed of trust, mortgage, loan agreement, lease, other evidence of indebtedness or any other agreement or instrument to which PRODUCER is a party or by which it or any of its property is bound and will not result in a breach of or a default under any of the foregoing. This AGREEMENT is the legal, valid and binding obligation of PRODUCER enforceable in accordance with its terms.

3.    REPRESENTATIONS AND WARRANTIES OF NIAGARA MOHAWK

      3.1    The Representations and Warranties of NIAGARA MOHAWK in Sections
3.2 and 3.3 are made as of November 5, 1991.

      3.2 NIAGARA MOHAWK is a corporation duly organized, validly existing and qualified to do business under the laws of the State of New York, is in good standing under its certificate of incorporation and the laws of the State of New
York, has the corporate authority to own its properties, to carry on its business as now being conducted, and to enter into this AGREEMENT and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this AGREEMENT, and is duly authorized to execute and deliver this AGREEMENT and consummate the transactions contemplated herein.


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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 6
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 6



      3.3 NIAGARA MOHAWK is not prohibited from entering into this AGREEMENT and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this AGREEMENT. The execution and delivery of this AGREEMENT, the consummation of the transactions contemplated herein and the fulfillment of and compliance with the provisions of this AGREEMENT will not conflict with or constitute a breach of or a default under any of the terms, conditions or provisions of any law, rule or regulation, any order, judgment, writ, injunction, decree, determination, award or other instrument or legal requirement of any court or other agency of government, the certificate of incorporation or bylaws of NIAGARA MOHAWK or any contractual limitation, corporate restriction or outstanding trust indenture, deed of trust, mortgage, loan agreement, lease, other evidence of indebtedness or any other agreement or instrument to which NIAGARA MOHAWK is a party or by which it or any of its property is bound and will not result in a breach of or a default under any of the foregoing. This AGREEMENT is the legal, valid and binding obligation of NIAGARA MOHAWK enforceable in accordance with its terms.

4.    INTERCONNECTION

      4.1 The parties understand and recognize that interconnection of the PRODUCTION FACILITY with NIAGARA MOHAWK is required for NIAGARA MOHAWK to provide the transmission services hereunder. NIAGARA MOHAWK's obligation to provide transmission services hereunder is expressly contingent on the parties entering into a separate agreement providing for the interconnection of the PRODUCTION FACILITY with NIAGARA MOHAWK, (as amended, supplemented or modified, and in effect from time to time,


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Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 7
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 7



"Interconnection Agreement"), and the completion of such interconnection in accordance with the terms of the Interconnection Agreement.

5.    ELECTRIC TRANSMISSION SERVICE TO BE RENDERED

      5.1    Reserved for future use.

             5.1.1 As of the COMMERCIAL OPERATION DATE, provided that PRODUCER has fulfilled all of its applicable obligations hereunder and contingent upon the completion of the interconnection in accordance with the terms of the Interconnection Agreement, NIAGARA MOHAWK shall, in accordance with GOOD UTILITY
PRACTICE, provide sufficient firm transmission capacity to transmit the amounts of ELECTRICITY, up to and including the CONTRACT DEMAND specified in Schedule A, from the POINT OF RECEIPT (as defined below) to the POINT OF DELIVERY at the rate specified in Schedule B, subject to the remaining provisions of this AGREEMENT. As used herein, the words "POINT OF RECEIPT" shall mean the points of interconnection between the PRODUCTION FACILITY and NIAGARA MOHAWK's bulk power transmission system located within the Independence switchyard owned by NIAGARA
MOHAWK adjacent to the PRODUCTION FACILITY at the motor operated switches commonly referred to as Switch Number 273 and Switch Number 283. ELECTRICITY shall be delivered to PURCHASER at approximately 345,000 volts, 60 Hertz, and three (3) phase. "GOOD UTILITY PRACTICE" as used in this AGREEMENT shall have the same meaning as "Good Utility Practice" as defined in the NYISO OATT and shall include all those practices, methods, and acts, that at a particular time in the exercise of reasonable

\
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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 8
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 8



judgment, would have been expected to accomplish the desired result in a manner consistent with regulations, reliability, safety, environmental protection, economy and expedition.

            The Contract Demand shall initially be 805 MW; provided that pursuant to a capability test conducted as soon as is practicable after the COMMERCIAL OPERATION DATE, PRODUCER may revise the Contract Demand to reflect the maximum net capability of the PRODUCTION FACILITY; provided further that such revision does not increase the Contract Demand above 853 MW. Thereafter, PRODUCER may annually restate the Contract Demand to satisfy its requirements for firm transmission capacity; provided that no such revision increases the Contract Demand by more than two (2) percent above the previous year's Contract
Demand ; provided, further, that in no event shall NIAGARA MOHAWK be obligated to provide firm transmission capacity in excess of 853 MW; and provided further that during the period commencing on July 2, 1999 and ending on December 31, 2005, PRODUCER agrees that it will not exercise its rights to reduce the Contract Demand below 853 MW. PRODUCER's agreement not to exercise its rights to reduce the Contract Demand below 853 MW during the period from July 2, 1999 to December 31, 2005 is based upon and made in reliance upon NIAGARA MOHAWK's representation that, as of June 29, 2001, NIAGARA MOHAWK has no non-public knowledge of any transmission expansion or other similar projects that, in NIAGARA MOHAWK's opinion, is reasonably likely to materially impact the transfer capability of the transmission interface in New York State commonly known as the Total East Interface.

            5.1.2 NIAGARA MOHAWK and PRODUCER acknowledge and agree that, subject to the provisions of the NYISO OATT, as applicable, PRODUCER may obtain any


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Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                 Substitute Original Sheet No. 9
Rate Schedule FERC No. 178                     Superceding Original Sheet Nos. 9



transmission service(s) from the NYISO pursuant to the NYISO OATT at any time without affecting the services provided hereunder.

      5.2    Reserved for future use.

      5.3 NIAGARA MOHAWK's obligation to provide PRODUCER with transmission services as described in Section 5.1.1 is subordinate to and subject to NIAGARA
MOHAWK's obligations under the New York Public Service Law to serve its own retail customers, its obligations to its firm wholesale and transmission customers under agreements entered into prior to the date of this AGREEMENT and its obligations under the New York Power Pool Agreement, all as may be amended from time to time. Niagara Mohawk shall have the right, in its sole discretion, to modify the level of service under agreements entered into prior to the date of this AGREEMENT, provided that NIAGARA MOHAWK's ability to provide PRODUCER with the level of transmission services described in this AGREEMENT is not reduced in any way. In addition, NIAGARA MOHAWK shall have the right in its sole discretion to take such actions, including curtailment of services to PRODUCER under this AGREEMENT prior to the implementation of voltage reduction, or any other actions necessary to maintain reliable electric service in accordance with NIAGARA MOHAWK's operating policies and GOOD UTILITY PRACTICE. In the event of such curtailment NIAGARA MOHAWK shall not be held liable for any losses or damages which PRODUCER may incur as a result; provided such curtailment shall continue only for so long as it is reasonably necessary under NIAGARA MOHAWK's operating policies and GOOD UTILITY PRACTICE.


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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                Substitute Original Sheet No. 10
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 10



      5.4 PRODUCER shall schedule and deliver all electricity delivered pursuant to this AGREEMENT with the NYISO, pursuant to the scheduling and delivery provisions of the NYISO OATT. PRODUCER shall be subject, with respect to such deliveries, to any rates, charges and penalties properly assessed by the NYISO pursuant to the scheduling and delivery provisions of the NYISO OATT, including, without limitation, all congestion rents assessed in accordance with
Section 4.3 of Attachment K of the NYISO OATT, unless the NYISO OATT is amended to make such charges inapplicable to PRODUCER, but excluding, without limitation, any and all charges associated with Ancillary Services Schedules 1-6 of the NYISO OATT and the NYPA Transmission Adjustment Charge of the NYISO OATT, unless the NYISO OATT is specifically amended subsequent to June 29, 2001 to make such charges applicable to transmission services furnished to the PRODUCER under this AGREEMENT; provided however, that PRODUCER retains its rights under the Federal Power Act to challenge and oppose any such amendments to the NYISO
OATT.

              PRODUCER shall be responsible for the cost of the computer system and interface necessary to accommodate the scheduling function for the ELECTRICITY to be transmitted under this agreement. Such computer system and associated interface shall be installed by PRODUCER in accordance with NIAGARA
MOHAWK's specifications, as provided for in ESB #756-B.

      5.5     Reserved for future use.

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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                Substitute Original Sheet No. 11
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 11


      5.6 The parties expressly acknowledge and agree that PRODUCER has exercised its right to convert its transmission rights in this AGREEMENT to GRANDFATHERED TCCs (as defined in the NYISO OATT), pursuant to Section 4 of
Attachment K of the NYISO OATT.

6.    METERING REQUIREMENTS

      6.1 Metering requirements for services provided under this AGREEMENT shall be as provided in the Interconnection Agreement.

7.    DEPOSIT: PAYMENT FOR THE USE OF TRANSMISSION FACILITIES; PROGRESS REPORTS

      7.1 On the earlier of either (i) the date eighteen (18) months after execution of this Agreement; or (ii) the fifth business day to occur after the date an which the funds necessary to construct, own, operate and maintain the PRODUCTION FACILITY described in Section 1.1 first become available to PRODUCER, PRODUCER shall post with NIAGARA MOHAWK a refundable, interest-bearing deposit in the form of cash or in the alternative, an irrevocable letter of credit
(hereinafter referred to as an "LOC") for the amount as specified by the rate defined in Schedule D (hereinafter referred to as the "DEPOSIT"). In the event the DEPOSIT is made in cash, NIAGARA MOHAWK shall hold such cash in an interest-bearing escrow account with Marine Midland Bank, N.A., or another bank chosen by NIAGARA MOHAWK and reasonably acceptable to PRODUCER and invest it in the Certificate of Deposit or U.S. Treasury Bill of the PRODUCER's choice;
provided, however, the instrument must mature on or before the scheduled
COMMERCIAL OPERATION DATE of the PRODUCTION FACILITY. In the

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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                Substitute Original Sheet No. 12
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 12


event the DEPOSIT made is in the form of an LOC, such LOC must be from a financial institution rated at least AA and must be maintained for a term that extends ten (10) days past the scheduled date of the COMMERCIAL OPERATION DATE of the PRODUCTION FACILITY. Failure of the PRODUCER to post the DEPOSIT in accordance with this Section 7.1 shall render this AGREEMENT null and void at the option of NIAGARA MOHAWK or PRODUCER. If, after posting the DEPOSIT, PRODUCER fails to enter into a loan or credit agreement (hereinafter referred to as the "FINANCIAL CLOSING") for the financing of the construction and/or permanent financing of the PRODUCTION FACILITY with one or more financial institutions (hereinafter referred to as the "LENDERS") within the following eight (8) months, either party may terminate this AGREEMENT upon thirty days prior written notice and in such event NIAGARA MOHAWK shall retain the DEPOSIT
(less interest, if any) without further obligation to PRODUCER; provided, however, that PRODUCER may extend such eight (8) month period, on a month by month basis up to a maximum of twelve (12) months, by paying NIAGARA MOHAWK on the first business day of each month following the expiration of such eight (8) month period, a nonrefundable amount equal to one-twelfth (1/12) of the rate per KW of Contract Demand as specified in Schedule D. In addition, the deadline for FINANCIAL CLOSING, shall be extended for up to twelve month-by-month periods upon a demonstration by PRODUCER to NIAGARA MOHAWK'S reasonable satisfaction that an event of force majeure (as defined in Section 20.1) has delayed the commencement of construction by at least the length of time of such extension.
In the event that NIAGARA MOHAWK does not reasonably concur that such event of force majeure has occurred, no such extensions shall be granted.

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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001



Niagara Mohawk Power Corporation                Substitute Original Sheet No. 13
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 13


            Provided that the PRODUCER meets the COMMERCIAL OPERATION DATE not later than forty-eight (48) months after FINANCIAL CLOSING, as such date may be extended in accordance with the provisions of the following two paragraphs or due to NIAGARA MOHAWK'S failure to complete construction of any systems upgrade facilities as may be required under the Interconnection Agreement, the DEPOSIT plus interest (if any) shall be returned to the PRODUCER within thirty (30) days from the achievement of the COMMERCIAL OPERATION DATE.

            In the event that PRODUCER fails to-meet the COMMERCIAL OPERATION
DATE within forty-eight (48) months of the FINANCIAL CLOSING, NIAGARA MOHAWK may terminate this AGREEMENT upon thirty days prior written notice and retain the DEPOSIT (less interest, if any) without further obligation to PRODUCER;
provided, however, that PRODUCER may extend such forty-eight (48) month period, on a month by month basis up to a maximum of twelve (12) months, by paying
NIAGARA MOHAWK on the first business day of each month following the expiration of such forty-eight (48) month period a non-refundable amount equal to one-twelfth (1/12) the rate specified in Schedule B per kilowatt of Contract
Demand.

            In addition, the deadline for the COMMERCIAL OPERATION DATE shall be extended for up to twelve month-by-month periods upon a demonstration by PRODUCER to NIAGARA MOHAWK'S reasonable satisfaction that an event of force majeure (as defined in Section 20.1) has delayed the COMMERCIAL OPERATION DATE by at least the length of

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
Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 14
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 14


time of such extension. In the event that NIAGARA MOHAWK does not reasonably concur that such event of force majeure has occurred, no such extensions shall be granted.

      7.2 For services rendered pursuant to Section 5.1.1, NIAGARA MOHAWK shall bill PRODUCER on or before the tenth (l0th) day of the month following the month in which services were rendered. PRODUCER shall pay NIAGARA MOHAWK on the first banking day common to the parties hereto following the nineteenth (19th) day of the month in which the bills are rendered. If any amount billed PRODUCER by NIAGARA MOHAWK remains unpaid for a period of sixty (60) days or more after the date due under this AGREEMENT, NIAGARA MOHAWK shall have the right upon no less than thirty (30) days' prior written notice to PRODUCER (i) to discontinue providing service to PRODUCER for nonpayment of bills and to refuse to resume provision of service so long as any part of the amount due, including interest, remains unpaid; or (ii) to terminate this AGREEMENT, if the amount due, including interest, is not paid during such thirty (30) day period. Any LENDER shall have the right, in its sole discretion and without obligation, to prevent such termination by making any such payment on PRODUCER's behalf within the relevant period.

      7.3 In the event of a dispute as to the amount of any bill, PRODUCER shall notify NIAGARA MOHAWK in writing of the amount in dispute and PRODUCER shall pay to NIAGARA MOHAWK the total bill including the disputed amount. NIAGARA MOHAWK shall refund to PRODUCER, with interest at the rate of one and one-half (1.5) percent per month from the date such payment was made, any portion of the disputed amount ultimately found to be improper.

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 15
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 15


      7.4 Payments will be made by wire transfer to a bank specified by NIAGARA MOHAWK. Amounts overdue will be charged monthly interest at one and one-half (1.5) percent per month on the amount that is overdue calculated from the due date until the day of payment.

      7.5 PRODUCER shall send NIAGARA MOHAWK complete copies of the progress reports regarding the development of the PRODUCTION FACILITY which it sends to PURCHASER at the time such material is mailed to PURCHASER. Promptly after execution of this AGREEMENT all copies of such progress reports sent to PURCHASER prior to the date of execution of this AGREEMENT shall be sent to NIAGARA MOHAWK, provided that PRODUCER may delete any and all information in such reports not relating to transmission and interconnection matters.

8.    FUTURE RATE CHANGES

      8.1 Nothing contained herein shall be construed as affecting in any way either NIAGARA MOHAWK's right under this rate schedule to unilaterally make application to the FERC or any other appropriate regulatory authority having jurisdiction over the transactions provided the PRODUCER hereunder, for a change in rates under Section 205 of the Federal Power Act and pursuant to FERC's Rules and Regulations promulgated thereunder, or any other applicable statute or regulations, or PRODUCER's right to challenge such application.

      8.2 The PRODUCER and NIAGARA MOHAWK expressly acknowledge and agree that the firm transmission rate in the AGREEMENT shall be fixed at $1.76/kW/month for the period commencing on July 2, 1999 and ending on December 31, 2005 and that no change may

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 16
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 16


be made to this firm transmission rate during such period except as required by the FERC pursuant to the public interest standard in Section 206 of the Federal Power Act. NIAGARA MOHAWK and PRODUCER waive their rights to seek changes to the firm transmission rate in the AGREEMENT for the period described in the previous sentence pursuant to Sections 205 and 206 of the Federal Power Act; provided that nothing contained in this provision shall constitute a waiver of any of the PRODUCER's or NIAGARA MOHAWK's rights in this AGREEMENT or in the Interconnection Agreement, including under Section 205 or Section 206 of the Federal Power Act, except as expressly set forth in this sentence.

9.    COMPENSATION FOR LOSSES

      9.1 PRODUCER shall compensate NIAGARA MOHAWK for losses incurred by NIAGARA MOHAWK in its control area and NIAGARA MOHAWK shall compensate PRODUCER for losses avoided by NIAGARA MOHAWK in its control area as a result of NIAGARA MOHAWK's provision of transmission services hereunder. The determination of such losses and the procedure for compensation thereof shall be determined by NIAGARA MOHAWK's Power Control Department in accordance with NIAGARA MOHAWK's practices relating to other similar transactions and in accordance with GOOD UTILITY PRACTICE.

      9.2 Notwithstanding the foregoing provisions in Section 9.1, effective as of September 1, 2000, and so long as transmission losses continue to be provided by the NYISO: (i) PRODUCER agrees to compensate the NYISO for transmission losses associated with transmission services provided hereunder, in accordance with Section 4.3 of Attachment K to the

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 17
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 17


NYISO OATT; and (ii) NIAGARA MOHAWK agrees not to assess PRODUCER any rate, cost, charge or any other expense for transmission losses under this AGREEMENT.

10.   INDEMNIFICATION. INSURANCE, DAMAGE LIMITATION

      10.1 Each party hereto respectively assumes full responsibility in connection with the transmission services provided hereunder on its side of the POINT OF RECEIPT and for the wires, apparati, devices and appurtenances used in connection therewith. Each party shall indemnify, save harmless and defend the other against all third party claims, demands, costs or expenses for loss, damage or injury to person or persons or property in any manner directly or indirectly arising from, connected with or growing out of the generation, transmission or use of energy by it on its side of the POINT OF RECEIPT or for the operation of switching equipment in connection with said delivery; provided, however, that each party shall be liable for all claims of the party's own employees arising out of any provision of the Workers' Compensation Law.

      10.2 Each party agrees to maintain Workers' Compensation and Employers' Liability Insurance covering their respective employees as required by law. PRODUCER agrees to provide and maintain public liability insurance, including contractual coverage, with respect to the PRODUCTION FACILITY with one or more reputable insurance companies rated by Best's with not less than a B+ rating. The minimum limits of liability shall be:

                  Bodily injury - $2,000,000 each occurrence

                  Property Damage - $1,000,000 each occurrence

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 18
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 18


                  or a minimum combined single limit of:

                  $2,500,000 each occurrence

      10.3 Prior to the FINANCIAL CLOSING, PRODUCER shall provide NIAGARA MOHAWK with copies of Certificates of Insurance for all coverages required herein. All such Certificates shall show that the policy shall not be cancelled, nor material change made in the coverages provided thereunder until not less than thirty (30) days prior written notice has been given to the PRODUCER. Such Certificates shall show expiration dates of insurance coverages. PRODUCER shall notify NIAGARA MOHAWK immediately of any cancellation or material change in coverage.

      10.4 Subject to Section 10.1 and except for any loss, damage, claim, cost, charge or expense resulting from the grossly negligent, reckless or willful misconduct of either party, its directors or members of its governing bodies, officers or employees, neither party shall be liable to the other party for incidental, punitive, special, indirect or consequential damages connected with or resulting from the performance or nonperformance of this AGREEMENT or arising from breach of this AGREEMENT. Except as provided in the foregoing sentence, each party releases the other party, its directors or members of its governing bodies, officers and employees from any such liability, claim or action arising from damage to its property due to the performance of this AGREEMENT.

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 19
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 19


      10.5 PRODUCER shall not execute, levy or otherwise enforce a judgment for liability under Section 10.4, including recording or effecting a judgment lien against NIAGARA MOHAWK'S directors or members of its governing bodies, officers and employees.

      10.6 The provisions of this Article shall survive the termination of this AGREEMENT.



11.   ASSIGNMENT; BINDING EFFECT AND GOVERNING LAW

      11.1 Except as otherwise provided in this Article 11, neither party shall assign, pledge or otherwise transfer this AGREEMENT or any right or obligation under this AGREEMENT, by operation of law or otherwise, without first obtaining the other party's written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, PRODUCER may, without the prior written consent of NIAGARA MOHAWK, from time to time, assign or resell to any third party ("ASSIGNEE") that is (i) an electric utility (including NIAGARA MOHAWK and any power marketer), (ii) a Federal power marketing agency, or (iii) any person generating electric energy for sale for resale, all or any portion of GRANDFATHERED TCCs assigned to PRODUCER by the NYISO; provided that PRODUCER complies with all applicable provisions of the NYISO OATT, that PRODUCER retains and pays for the transmission capacity associated with such assigned TCCs under this AGREEMENT, and that PRODUCER notifies NIAGARA MOHAWK of the scope and duration of any such assignment; and provided further that PRODUCER shall not be relieved of its obligations with respect to any of the rights assigned hereunder without the prior written consent of NIAGARA MOHAWK, which consent shall not

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 20
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 20


be unreasonably withheld or delayed. ASSIGNEE will receive, for the term of any such assignment, all of the rights under the AGREEMENT and the NYISO OATT given to PRODUCER in its capacity as holder of the TCCs in question. PRODUCER shall also have the right to assign all or any portion of PRODUCER's GRANDFATHERED TCCs through the CENTRALIZED TCC AUCTION or SECONDARY MARKETS for TCCs (as both of those terms are defined in the NYISO OATT), or any other markets made available for the sale of PRODUCER's GRANDFATHERED TCCs. The parties expressly acknowledge and agree that PRODUCER shall have all rights to the revenues from PRODUCER's exercise of its assignment of its GRANDFATHERED TCCs, and that NIAGARA MOHAWK shall not have any right or claim to any part of such revenues.

      11.2 Upon thirty (30) days prior written notice to NIAGARA MOHAWK, PRODUCER may, without the consent of NIAGARA MOHAWK, assign its interests in this AGREEMENT, in whole or in part, to (a) LENDERS or any successor to such LENDERS; or (b) an entity controlling, controlled by, or under common control with PRODUCER ("Affiliate"); provided, however, that in each such case, such assignment shall not relieve PRODUCER of its obligations under this AGREEMENT, unless the assignee shall expressly assume all of PRODUCER's obligations under this AGREEMENT. If LENDERS or any successor to such LENDERS succeed to the interest of PRODUCER in this AGREEMENT by foreclosure or otherwise, NIAGARA MOHAWK shall accord such LENDERS or any successor to such LENDERS, their successors and assigns, the same rights as PRODUCER hereunder. In connection with the FINANCIAL CLOSING, NIAGARA MOHAWK agrees to execute, and deliver and to furnish a written consent to the assignment by PRODUCER of this AGREEMENT

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 21
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 21


to the LENDERS, a certificate of an authorized officer to NIAGARA MOHAWK and an opinion of counsel to NIAGARA MOHAWK, in each case in form and substance reasonably acceptable to the LENDERS and NIAGARA MOHAWK.

      11.3 Any company or entity which shall succeed by purchase, merger or consolidation to the properties, substantially or entirely, of either NIAGARA MOHAWK or PRODUCER, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this AGREEMENT provided that, at least thirty (30) days prior to the effective date of the proposed assignment, the assignee shall unconditionally assume, and agree to be bound by, all of the terms and conditions of this AGREEMENT, and the assignee makes certain additional representations and warranties as appropriate for assignee as contained in Article 2.

      11.4    This AGREEMENT shall be governed by the laws of the State of New
York.

12.   EXECUTION IN COUNTERPARTS

      12.1 This AGREEMENT may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

13.   WAIVER

      13.1 No delay or omission in the exercise of any right under this AGREEMENT shall impair any such right or shall be taken, construed or considered as a waiver or relinquishment thereof, but any such right may be exercised from time to time as often as may be deemed

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 22
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 22


expedient. In the event that any agreement or covenant herein shall be breached and the breach thereafter waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. The rights provided herein are cumulative and exclusive of any remedies provided by law.

14.   COMPLETE AGREEMENT

      14.1 Except as provided in Articles 4, 7 and 8, this AGREEMENT is exclusive and contains all of the terms of the agreement between the parties and no change or variation in this AGREEMENT may be made except in express terms and by an instrument in writing signed by the parties hereto.

      14.2 Subject to FERC acceptance as provided in Section 17.2, if any provision hereof is invalid or unenforceable in any jurisdiction, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties as nearly as possible.

15.   DISPUTES

      15.1 In the event of any dispute under this AGREEMENT, either party may make application to an appropriate administrative or judicial authority or body for relief.




Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 23
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 23


16.   NOTICES

      16.1 All written notifications pursuant to this AGREEMENT shall be in writing and shall be personally delivered or mailed by certified or registered first class mail, return receipt requested, as follows:

To NIAGARA MOHAWK                       To PRODUCER:
MANAGER-TRANSMISSION CONTRACTS          General Manager
NIAGARA MOHAWK POWER CORPORATION        Sithe/Independence Power
300 Erie Boulevard West                      Partners, L.P.
Syracuse, New York  13202               c/o Sithe/Independence, Inc.
                                        P.O. Box 1046
                                        76 Independence Way
                                        Oswego, New York  13126

                                        and

                                        Sithe Energies, Inc.
                                        335 Madison Ave.
                                        28th Floor
                                        New York, New York  10017
                                        Attn: General Counsel

            Either party may change its address for notices by notice to the other in the manner provided above.

17.   TERM OF AGREEMENT

      17.1 NIAGARA MOHAWK shall file this AGREEMENT for approval with the FERC under Section 205 of the Federal Power Act and pursuant to the FERC's Rules and Regulations promulgated thereunder. NIAGARA MOHAWK shall file this AGREEMENT for approval with the FERC within twenty (20) days of receipt of the executed AGREEMENT from PRODUCER.

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 24
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 24


All filing fees for the initial filing of this AGREEMENT and for any subsequent filings with FERC or other regulatory or judicial authorities for the approval or effectiveness of this AGREEMENT shall be paid by PRODUCER. NIAGARA MOHAWK shall pay any filing fees in connection with any other filing by it including any filing under Article 8 hereof.

      17.2 This AGREEMENT shall not be effective until it has been accepted or approved by FERC, whichever occurs first. Upon such effectiveness, this AGREEMENT shall continue for a period of twenty (20) years from the COMMERCIAL OPERATION DATE of the PRODUCTION FACILITY. In the event FERC should initially permit this AGREEMENT to become effective subject to further proceedings and pursuant to those proceedings FERC does not accept or materially modifies this AGREEMENT, the parties shall modify this AGREEMENT to carry out their original intentions as nearly as possible.

      17.3 PRODUCER shall notify NIAGARA MOHAWK in writing thirty (30) days prior to the anticipated date of initial operation of the PRODUCTION FACILITY. PRODUCER shall then confirm the COMMERCIAL OPERATION DATE within ten (10) days after its actual occurrence.

      17.4 If (i) the Power Purchase Agreement should terminate prior to the expiration of this AGREEMENT or (ii) for any other reason, PRODUCER is unable to continue development or operation of the PRODUCTION FACILITY, PRODUCER may terminate this AGREEMENT effective thirty (30) days after written notice to NIAGARA MOHAWK without further obligation to NIAGARA MOHAWK except as set forth in Section 17.5 below.

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 25
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 25


      17.5 Applicable provisions of this AGREEMENT shall continue in effect after termination to the extent necessary to provide for final billings and adjustments and as may be otherwise required to carry out the intent of the parties as expressed in this AGREEMENT.

18.   DEFAULT OR BREACH OF CONTRACT

      18.1 Except as otherwise provided in Sections 7.1 and 7.2, in the event of a material default or breach of any provision of this AGREEMENT, where such default or breach shall have continued for and not been cured within sixty
(60) days after receipt of a written notice from the non-breaching party specifying in reasonable detail the nature of such default or breach, the non-breaching party may by written notice terminate the AGREEMENT at the end of the next succeeding calendar month; provided however, that if such default or breach cannot be reasonably cured within such sixty (60) day period, the breaching party shall be entitled to an additional period of time to cure the breach, as may be reasonable under the circumstances; provided that the breaching party commences efforts to cure within the initial sixty (60) day period and diligently pursues cure thereafter. Any LENDER shall have the right, in its sole discretion and without obligation, to prevent such termination by curing any such default or breach on PRODUCER'S behalf within the relevant period. If the AGREEMENT is terminated, NIAGARA MOHAWK shall give the FERC notice of such termination as is required by regulation.

      18.2 Termination of this AGREEMENT for breach or default shall not relieve the breaching party of any of its liabilities and obligations hereunder, and the non-breaching party may take whatever judicial or administrative actions as appear necessary or desirable to enforce

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 26
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 26


its rights hereunder. The rights specified herein shall be in addition to all other remedies available to NIAGARA MOHAWK or the PRODUCER, either at law or in equity, for default or breach of any provision of this AGREEMENT.

19.   RELATIONSHIP OF PARTIES

      19.1 Nothing contained in this AGREEMENT shall be construed as causing PRODUCER and NIAGARA MOHAWK to be partners, joint venturers, employer and employee or principal and agent. Neither party shall have any authority to create or assume in the other party's name or on its behalf any obligation, express or implied, or to act or purport to act as the other party's agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representative or for any negligent act or omission to act of the other party except as expressly provided for herein.

20.   FORCE MAJEURE

      20.1 Except as provided in Section 7.1, neither party shall be considered to be in default or breach hereunder, and each party shall be excused from performance hereunder, if and to the extent that it shall be delayed in or prevented from performing or carrying out any provision of this AGREEMENT by reasons of or through storm, flood, lightning strikes, earthquake, fire, ice, epidemic, war, invasion, riot, civil disturbance, sabotage, explosion, insurrection, military or usurped power, strikes, stoppage of labor, labor dispute, failure of contractors or suppliers of material, action of any court or public authority, or any civil or

Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 27
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 27


military authority de facto or de jure, change in law, act of God or the public enemy, or any other cause reasonably beyond such party's control including, without limitation, disconnection or limited operation of the PRODUCTION FACILITY, the INTERCONNECTION FACILITY or NIAGARA MOHAWK's electric system due to failure of facilities or unscheduled repairs/maintenance. The party claiming force majeure shall use due diligence to resume the provision of service hereunder as soon as practicable. Neither party shall be liable to the other party for or on account of any loss, damage, injury or expense, including but not limited to incidental, punitive, special, indirect or consequential damages resulting from or arising out of such delay or inability to perform.

21.   HEADINGS

      21.1 Article headings in this AGREEMENT are included herein for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose.

              IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed as of the day and year first above written.

                            [SIGNATURE PAGES FOLLOW]


Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on:June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 27
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 27


SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By:  Sithe/Independence, Inc., its General Partner

By:        /s/ Martin B. Rosenberg
         --------------------------------------------
Title:   Senior Vice President

Date:   June 29, 2001



Niagara Mohawk Power Corporation

By:        /s/ Edward J. Dienst
         --------------------------------------------
Title:   Senior Vice President

Date:   June 29, 2001




Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on: June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 28
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 28


                                   SCHEDULE A

                        NIAGARA MOHAWK POWER CORPORATION

                                FIRM TRANSACTIONS



                     853 MW of firm power (CONTRACT DEMAND).












Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on: June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 29
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 29



                                   SCHEDULE B

                        NIAGARA MOHAWK POWER CORPORATION

                       RATE FOR FIRM TRANSMISSION SERVICE





       EFFECTIVE UPON SYNCHRONIZATION TO NIAGARA MOHAWK'S ELECTRIC SYSTEM

       For Firm Contract Demand Deliveries               $ 1.76/kw/Mo.








Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on: June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 30
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 30





                                   SCHEDULE C









                            Reserved for future use.









Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on: June 29, 2001

Niagara Mohawk Power Corporation                Substitute Original Sheet No. 31
Rate Schedule FERC No. 178                    Superceding Original Sheet Nos. 31




                                   SCHEDULE D

                        NIAGARA MOHAWK POWER CORPORATION

                                RATE FOR DEPOSIT





      NIAGARA MOHAWK's rate for the deposit to be posted as payment for the use of transmission facilities.

                                                     $5.00/kw of CONTRACT DEMAND




















Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on: June 29, 2001

Niagara Mohawk Power Corporation            Substitute Original Sheet No. 32-52
Rate Schedule FERC No. 178                Superceding Original Sheet Nos. 32-52







                             RESERVED FOR FUTURE USE












Issued by: Susan L. Hodgson                                    Effective Date:  July 1, 2001
           Manager- Transmission and Delivery Services
           Issued on: June 29, 2001